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                                                                      EXHIBIT 12

                             NORTEL NETWORKS LIMITED
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (MILLIONS OF U.S. DOLLARS)

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

US$                                                                             YEAR ENDED DECEMBER 31,
                                                                 ------------------------------------------------------------
                                                                    2000        1999          1998          1997        1996
                                                                 ------------------------------------------------------------
Earnings (loss) before income taxes as
reported in consolidated statement
of operations                                                      (181.0)      202.0        (830.0)      1,093.0      769.0


Add (deduct)
Interest expense - long-term debt                                    86.0        93.0         107.0         119.0      108.0
                 - other                                             82.0        71.0         115.0          38.0       53.0

Interest expense of finance subsidiaries                                -           -             -           1.9        3.5

Unconsolidated Subs                                                     -           -             -           2.7        2.9
1/3 of rental expense on operating leases
deemed to be interest expense                                       226.7       186.0         143.5          87.9       79.3

Amortized premiums, discounts and
capitalized expenses related to indebtedness                          1.0         1.0           1.0           1.1        1.5

Minority Interest                                                    55.0        (3.0)        (15.0)         26.0       19.0

Undistributed earnings of less than
50% owned associated companies                                       41.3       (38.3)         74.6          54.0       64.0
                                                                 ------------------------------------------------------------
Income (loss) as adjusted                                           311.0       511.7        (403.9)      1,423.6    1,100.2
                                                                 ------------------------------------------------------------
                                                                 ------------------------------------------------------------
Fixed charges:
Interest expense - long-term debt                                    86.0        93.0         107.0         119.0      108.0
                 - other                                             82.0        71.0         115.0          38.0       53.0
Interest expense of
finance subsidiaries                                                    -           -             -           1.9        3.5
Unconsolidated Subs                                                     -           -             -           2.7        2.9
1/3 of rental expense on operating leases
deemed to be interest expense                                       226.7       186.0         143.5          87.9       79.3

Amortized premiums, discounts and
capitalized expenses related to indebtedness                          1.0         1.0           1.0           1.1        1.5
                                                                 ------------------------------------------------------------
                                                                    395.7       351.0         366.5         250.6      248.2
                                                                 ------------------------------------------------------------
                                                                 ------------------------------------------------------------

Ratio of earnings to fixed charges                                    0.8         1.5             -          5.7         4.4
                                                                 ------------------------------------------------------------



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